CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-263298 on Form S-3 and Registration Statement Nos. 333-265708 and 333-256766 on Form S-8 of our report dated February 28, 2023, relating to the financial statements of Eos Energy Enterprises, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

New York, NY
February 28, 2023